EXHIBIT 10.2
FIFTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
     This Fifth Amendment to Loan and Security Agreement is entered into as of August 2, 2006 (the “Amendment”), by and between COMERICA BANK (“Bank”) and LAUREATE PHARMA, INC. (“Borrower”).
RECITALS
     Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 1, 2004, as amended, including without limitation by that certain First Amendment to Loan and Security Agreement dated as of January 31, 2005, that certain Second Amendment to Loan and Security Agreement dated as of May 6, 2005, that certain Third Amendment to Loan and Security Agreement dated as of June 20, 2005, that certain letter agreement dated as of January 28, 2006 and that certain Fourth Amendment to Loan and Security Agreement dated as of February 28, 2006 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
     NOW, THEREFORE, the parties agree as follows:
     1. The following defined terms are hereby added to or amended in Section 1.1 of the Agreement to read as follows:
          “Guaranty Amount” means the lesser of: (a) Nine Million Five Hundred Thousand Dollars ($9,500,000), and (b) the maximum amount of liability of Guarantors under the Guaranty.
          “Revolving Line” means, as of any date of determination, a credit extension of up to the lesser of: (a) Six Million Five Hundred Thousand Dollars ($6,500,000), and (b) the Guaranty Amount minus all outstanding Obligations owing with respect to the Term Loan.
     2. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.
     3. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
     4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
     5. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
               (a) this Amendment, duly executed by Borrower;
               (b) Corporate Resolutions to Borrow;
               (c) an Affirmation of Guaranty, duly executed by Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc.;

               (d) Disbursement Instructions and Agreement to Provide Insurance;
               (e) an amount equal to all Bank Expenses incurred through the date of this Amendment; and
               (f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LAUREATE PHARMA, INC.
By:	/s/ Steven J. Grenfell
Title: Vice President

COMERICA BANK
By:	/s/ Beth Kinsey
Title: Senior Vice President